Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 31, 2014 in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of McGraw-Hill Global Education Holdings, LLC and McGraw-Hill Global Education Finance, Inc. for the registration of $800,000,000 9.75% First-Priority Senior Secured Notes due 2021.

/s/ ERNST & YOUNG LLP

New York, New York

January 31, 2014